INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated July 16, 2001 in the Registration Statement on Form SB-2 of Mac Filmworks, Inc. dated September 28, 2001.

We also consent to the references to us under the heading "Experts" in such Document.


September  28,  2001

/s/  Malone  &  Bailey,  PLLC
--------------------------
Malone  &  Bailey,  PLLC
Houston,  Texas


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